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Exhibit 99.1

HOENIG GROUP INC.

CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)

TABLE OF CONTENTS

Page
Independent Auditors' Report	2
Consolidated Financial Statements (Restated):
Statement of Financial Condition December 31, 2001	3
Statement of Income For the Year Ended December 31, 2001	4
Statement of Comprehensive Income For the Year Ended December 31, 2001	5
Statement of Changes in Stockholders' Equity For the Year Ended December 31, 2001	6
Statement of Cash Flows For the Year Ended December 31, 2001	7
Notes to Consolidated Financial Statements	8 - 21

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Hoenig Group Inc.:

        We have audited the accompanying consolidated statement of financial condition of Hoenig Group Inc. and subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hoenig Group Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP
New York, New York
March 22, 2002, except for Notes 1, 3, 11, 15 and 20 as to which the date is November 8, 2002

HOENIG GROUP INC.

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

DECEMBER 31, 2001

ASSETS
Cash and equivalents	$34,919,941
U.S. Government obligations, at market value	14,684,092
Receivables from correspondent brokers and dealers	21,729,344
Receivables from customers	6,108,046
Equipment, furniture and leasehold improvements, net of accumulated depreciation and amortization	1,894,202
Securities owned, at market value	614,178
Exchange memberships, at cost	1,038,216
Investment in limited partnerships	1,499,576
Deferred taxes receivable	3,616,324
Deferred research/services expense	3,157,953
Other assets	3,520,391
Net assets of discontinued operations	4,025,403

Total Assets	$96,807,666

LIABILITIES and STOCKHOLDERS' EQUITY
LIABILITIES
Accrued research/services payable	$9,750,685
Accrued compensation	10,175,967
Payable to brokers and dealers	6,462,299
Payable to customers	15,056,531
Accrued expenses	1,537,034
Bank loan payable	4,080
Other liabilities	1,801,598

Total Liabilities	44,788,194

STOCKHOLDERS' EQUITY
Common stock $0.01 par value per share; Voting—authorized 40,000,000 shares, issued 10,930,450 shares	109,305
Additional paid in capital	28,761,350
Accumulated other comprehensive loss	(214,493)
Retained earnings	44,601,014

73,257,176
Less restricted stock	(225,000)
Less treasury stock at cost—3,037,133 shares	(21,012,704)

Total Stockholders' Equity	52,019,472

Total Liabilities and Stockholders' Equity	$96,807,666

See Notes to Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

Operating Revenues
Gross commissions	$93,508,168
Other	489,622

Total operating revenues	93,997,790
Expenses
Clearing, floor brokerage and exchange charges	10,823,076
Employee compensation	20,830,401
Independent research and other services	45,785,902
Other	10,585,330

Total expenses	88,024,709
Operating Income	5,973,081
Investment Income (Loss) and Other From Continuing Operations
Interest and dividends	2,115,190
Write-off of investment in convertible notes	(9,292,407)
Other	2,051,171

Net investment loss and other from continuing operations	(5,126,046)
Income Before Income Taxes From Continuing Operations	847,035
Provision for income taxes from continuing operations	238,668

Net income from continuing operations	608,367

Discontinued Operations
Net income from discontinued operations	1,308,612

Net income	$1,916,979

Net Income per Share
Basic
Income from continuing operations	$0.08
Income from discontinued operations	0.16

Net income per share basic	$0.24

Diluted
Income from continuing operations	$0.07
Income from discontinued operations	0.15

Net income per share diluted	$0.22

See Notes to Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

Net income	$1,916,979

Other comprehensive loss, net of tax
Foreign currency translation adjustment	(82,136)
Tax benefit	(30,677)

Other comprehensive loss	(51,459)

Comprehensive income	$1,865,520

See Notes to Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2001

	Common Stock	Additional Paid In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Loss	Restricted Stock	Totals
Balance, January 1, 2001	$109,114	$28,307,983	$42,684,035	$(20,371,446)	$(163,034)	$(225,000)	$50,341,652
Net income			1,916,979				1,916,979
Employee stock options and purchase plans	191	208,243				150,000	358,434
Purchase of treasury stock				(790,969)			(790,969)
Issuance of treasury stock		(54,876)		149,711			94,835
Issuance of restricted stock		300,000				(150,000)	150,000
Foreign currency translation adjustment					(51,459)		(51,459)

Balance, December 31, 2001	$109,305	$28,761,350	$44,601,014	$(21,012,704)	$(214,493)	$(225,000)	$52,019,472

See Notes to Consolidated Financial Statements

HOENIG GROUP INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2001

Cash flows from operating activities:
Net income from continuing operations	$608,367
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	1,295,563
Loss on disposal of fixed assets	21,255
Foreign currency translation adjustment	(51,459)
Issuance of stock compensation	208,243
Issuance of restricted stock	150,000
Investment in convertible notes	7,944,273
Changes in operating assets and liabilities:
Securities owned, net	(40,209)
Receivable from correspondent brokers and dealers	(16,509,571)
Receivable from customers	8,305,334
Payable to customers	12,490,109
Deferred research/services expense	(1,014,681)
Taxes receivable	(3,616,324)
Other assets	(1,030)
Payable to brokers and dealers	(8,367,292)
Accrued research/services payable	(1,338,527)
Accrued compensation	72,648
Accrued expenses	202,298
Other liabilities	(184,615)

Net cash provided by operating activities of continuing operations	174,382

Cash flows from investing activities:
Investment in U.S. Government obligations	1,879,978
Investment in limited partnerships	(129,983)
Investment in securities	3,191,785
Purchase of equipment, furniture and leasehold improvements	(694,131)

Net cash provided by investing activities of continuing operations	4,247,649

Cash flows from financing activities:
Loan payable	4,080
Issuance of restricted stock	150,000
Treasury stock purchased	(790,969)
Issuance of treasury stock	95,026

Net cash used in financing activities of continuing operations	(541,863)

Net cash provided by discontinued operations	2,500,000

Net increase in cash and equivalents	6,380,168
Cash and equivalents beginning of year	28,539,773

Cash and equivalents end of year	$34,919,941

Supplemental disclosure of cash flow information:
Interest paid	$242,343
Taxes paid	$4,713,313

See Notes to Consolidated Financial Statements

HOENIG GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2001

1.    Basis of Presentation

        The accompanying financial statements include the accounts of Hoenig Group Inc. and its wholly-owned operating subsidiaries, Hoenig & Co., Inc. ("Hoenig"), Hoenig & Company Limited ("Limited"), Hoenig (Far East) Limited ("Far East") and Axe-Houghton Associates, Inc. ("Axe-Houghton"), referred to as the "Company". The Company, through its wholly-owned brokerage subsidiaries, provides global securities brokerage, marketing and distribution of proprietary and independent third-party research and other related services to institutional clients. The Company's wholly-owned asset management subsidiary, Axe-Houghton, provides professional investment management to public and corporate employee benefit plans, investment partnerships and other institutional clients. All material intercompany accounts and transactions have been eliminated in consolidation.

        Between January 31, 2002 and April 26, 2002, the Company completed the sale of Axe-Houghton in three separate transactions. The accompanying consolidated financial statements and related footnotes have been restated to present the operations of Axe-Houghton as discontinued. Additional information about the discontinued operations is presented in Note 3 to these consolidated financial statements.

2.    Significant Accounting Policies

        The following is a summary of significant accounting policies followed by the Company in the preparation of its Consolidated Financial Statements:

        Transactions in securities owned and securities sold, not yet purchased are recorded on a trade date basis at fair value. U.S. Government obligations consist of U.S. Treasury notes with varying maturities. Included in securities owned are the shares of common stock of the Hong Kong Exchanges and Clearing Limited (the "Hong Kong shares") and shares of common stock of the London Stock Exchange (the "London shares"), which are valued at market. Unrealized gains and losses are reflected in the Consolidated Statements of Income.

        Independent research and directed brokerage arrangements are accounted for on an accrual basis in accordance with accounting principles generally accepted in the United States of America. Commission revenue is recorded when earned on a trade date basis. Deferred research/services expense and accrued research/services payable relating to these arrangements are accounted for on a customer-by-customer basis and are separately identified in the Consolidated Statements of Financial Condition. Included in accrued research/services payable and in the Company's Consolidated Statements of Income under independent research and services are accruals for commission refunds and services to be provided under directed brokerage arrangements, as well as accruals for research and brokerage services to be provided under independent research arrangements.

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and expenses during those periods. Significant estimates are made with respect to the accruals for independent research and services to be provided in the future. Actual results could differ from those estimates.

        Furniture, equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization, computed using the straight-line method. Depreciation of furniture and equipment is provided over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the remainder of the term of the related lease.

        Assets and liabilities of Limited, Far East and Hoenig's branch office in Tokyo (through June 2000) are translated at year-end rates of exchange, and revenues and expenses are translated at average rates of exchange during the year. Gains or losses from foreign currency transactions are included in net income. Gains or losses resulting from foreign currency translation adjustments are reflected in the Company's Consolidated Statement of Comprehensive Income and are accumulated in a separate component of stockholders' equity in the Company's Consolidated Statement of Financial Condition.

        For purposes of the Company's Consolidated Statement of Cash Flows, the Company considers certificates of deposit with maturities of three months or less when acquired to be cash equivalents.

        The Company uses the asset and liability method in providing for income taxes on all transactions that have been recognized in the Consolidated Financial Statements. The asset and liability method requires that deferred taxes be adjusted to reflect the taxes at which future taxable amounts will be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period such changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

        Amounts due from correspondent brokers and dealers represent net commissions, fails to deliver and other brokerage transactions earned but not yet received. All receivables from correspondent brokers and dealers are fully collectible; therefore, no provision for uncollectibles is required. Payable to brokers and dealers represents amounts due for execution and settlement of customer transactions. Receivable from and payable to customers represents amounts due on cash securities transactions.

        Investment management fees receivable represents amounts due for professional investment management services provided to public and corporate employee benefit plans, investment partnerships and other institutional clients. Management fees are based upon assets under management and are billed on a quarterly basis. The Company expects to fully collect all outstanding management fees receivable; therefore, no provision for uncollectibles is required.

        The Company has classified goodwill as the cost in excess of fair value of the net assets acquired in a purchase transaction. Goodwill is amortized on a straight-line method over the life of the asset. The carrying value of costs in excess of net assets acquired is reviewed for impairment periodically by the Company. As of December 31, 2001, goodwill net of accumulated amortization was $452,621, and is included in other assets in the Statement of Financial Condition.

        The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. Under SFAS 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS 133 did not have a material impact on the financial position, results of operations, or cash flows of the Company.

        The FASB has issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 applies to all business combinations initiated after June 30, 2001 or business combinations accounted for under the purchase method for which the date of acquisition is after July 1, 2001. All business combinations in the scope of SFAS 141 are to be accounted for only under the purchase method of accounting. The Company's adoption of SFAS 141 did not have a material impact on the financial position, results of operations, or cash flows of the Company.

        SFAS 142 applies for fiscal years beginning after December 15, 2001. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS 142 no longer permits the amortization of goodwill and indefinite lived assets. These assets must be reviewed annually for impairment. SFAS 142 is required to be applied at the beginning of an entity's fiscal year to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. The adoption of SFAS 142 did not have a material impact on the financial position, results of operations, or cash flows of the Company.

3.    Discontinued Operations

        The Company has sold Axe-Houghton, its wholly-owned asset management subsidiary, in three separate transactions. The first transaction, which was completed on January 31, 2002, involved the sale of Axe-Houghton's Core International ADR and Domestic Equity Index institutional investment management businesses to The Bank of New York. The Company received $5.4 million from this sale.

        The second transaction was completed on March 28, 2002 and involved the sale of Axe-Houghton's Value and Balanced Equity institutional investment management businesses to Byram Capital Management LLC ("Byram"). The Company received $0.1 million from the sale to Byram. The third transaction involved the sale of all of the stock of Axe-Houghton, together with the remaining Small Capitalization Growth Equity institutional investment management businesses, to Axe Holding Corp., an entity formed by the principals of Palisade Capital Management LLC, a privately-owned registered investment adviser. The third transaction was completed on April 26, 2002. Two executives of Axe-Houghton responsible for managing the Small Capitalization Growth Equity-related disciplines received equity in the continuing business after the sale of Axe-Houghton to the Palisade Capital Management group, and no additional payments were made to them by Axe-Houghton or the Company in connection with the sale. The Company received $3.2 million in proceeds from this sale.

        As discussed in Note 1, the accompanying consolidated financial statements and related footnotes have been restated to present the operations of Axe-Houghton as discontinued.

4.    Equipment, Furniture and Leasehold Improvements

        Equipment, furniture and leasehold improvements are summarized as follows at December 31, 2001:

Equipment	$4,021,511
Furniture	1,054,310
Leasehold Improvements	1,213,894

Total	$6,289,715
Less: Accumulated depreciation and amortization	(4,395,513)

$1,894,202

5.    Commitments and Contingencies

        The Company has leases covering office space that expire or are terminable on various dates beginning in September 2002 through December 2010. The Company also leases 575 square feet of office space on a month-to-month basis. Future minimum annual rental payments under these leases approximate $1,128,000 in 2002, $920,000 in 2003, $893,000 in 2004 and $880,000 in 2005 and $4,733,000 thereafter. The lease on the Company's principal offices in Rye Brook expires in December 2010. Various leases contain provisions for escalation of rental payments based on increases in certain costs incurred by the landlord. The composition of total rental expense for the year ended December 31, 2001 is as follows:

Minimum rentals	$1,009,780
Contingent rentals	92,200

Total rental expense	$1,101,980

        Pursuant to employment agreements expiring on June 30, 2002, the Company is obligated to pay one employee and one executive officer aggregate minimum compensation of $825,000. Pursuant to an employment arrangement expiring on December 31, 2002 the Company is obligated to pay one executive officer aggregate minimum compensation of $1,000,000. In addition, Hoenig has an at-will employment arrangement with one employee, which provides for a severance payment in the event of termination of employment without cause prior to December 31, 2002. The maximum severance payable under this arrangement at December 31, 2001 is approximately $400,000.

        In October 2000, Axe-Houghton entered into new employment arrangements with two executives responsible for managing the small capitalization growth equity-related disciplines. These new arrangements, which expire on January 1, 2003, provide for increased variable, performance-based compensation and certain payments in the event of a change of control (as defined) of the small capitalization growth equity-related business, Axe-Houghton or the Company. These employment agreements will terminate upon the closing of the sale of Axe-Houghton to the Palisade Capital Management group, and neither the Company nor Axe-Houghton shall be required to make the change of control payments provided for in these employment agreements.

        The Company and each of the holders of Common Stock outstanding prior to the Company's 1991 initial public offering have entered into a shareholder's agreement whereby, upon the death of each such holder, the shareholder's estate has an option to sell those shares of Common Stock to the Company at a price equal to 10% below the market value of these shares, as defined. The Company is obligated to purchase the number of shares of Common Stock which results in an aggregate purchase price equal to the greater of any insurance proceeds received by the Company or $1,000,000. The Company maintains life insurance on the lives of shareholders owning more than 350,000 shares of Common Stock and certain other shareholders who are parties to the shareholders' agreement in order to cover its potential liability under the shareholders' agreements. The cash surrender value of these insurance policies was $997,997 at December 31, 2001. The shareholders' agreements, and the Company's obligations thereunder, were terminated upon the closing of the sale of the Company. See Note 20 to these consolidated financial statements.

6.    Net Capital and Reserve Requirements

        Hoenig is subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934. This rule requires that Hoenig maintain net capital of the greater of $100,000 or one fifteenth of aggregate indebtedness, as defined. At December 31, 2001, Hoenig's minimum required net capital was $2,149,000, its net capital ratio was 2.32 to 1, and its actual net capital was approximately $13,907,000, which was approximately $11,758,000 in excess of regulatory requirements. Limited is required to maintain financial resources of at least 110% of its capital requirement (as defined). Limited's financial resources requirement at December 31, 2001 was £999,000 ($1,455,000). It had eligible capital of £2,256,000 ($3,285,000), and excess financial resources at such date of £1,257,000 ($1,830,000). Far East is required to maintain liquid capital of the greater of HK$3,000,000 ($385,000) or 5% of the average quarterly liabilities. Far East's required liquid capital was approximately

HK$9,879,000 ($1,267,000) at December 31, 2001, and it had liquid capital of HK$75,990,000 ($9,742,000), and excess liquid capital of approximately HK$66,111,000 ($8,475,000).

        The Company is subject to regulation covering virtually all aspects of its business. It is subject to extensive regulation under U.S. federal and state law and by certain self-regulatory bodies, including the New York Stock Exchange (NYSE) and various other stock exchanges, the U.S. Securities and Exchange Commission (SEC), the National Association of Securities Dealers Regulation, Inc. (NASDR) and several foreign regulatory bodies, including the London Stock Exchange and The Stock Exchange of Hong Kong. In the normal course of business, the Company is subject to inquiries and regulatory examinations by many of these regulatory authorities.

7.    Pension Plans

        The Company has defined contribution plans covering substantially all of its regular employees. Company contributions under these plans are made annually at the discretion of management. Contributions were approximately $648,000 for 2001.

8.    Off Balance Sheet Risk and Concentration of Credit Risk

        Hoenig, Far East and Limited are securities broker-dealers engaged in various trading and brokerage activities on behalf of institutional customers, including insurance companies, pension plans, investment limited partnerships and private investment funds, mutual funds, and other financial institutions on an agency and riskless principal basis only. Their exposure to off balance sheet credit risk occurs in the event a customer, clearing agent or counterparty does not fulfill its obligations arising from a transaction. Each of Hoenig and Limited has an agreement with its clearing agent that provides that it is obligated to assume any losses related to the nonperformance of its customers. Hoenig and Limited each monitors customer brokerage activity by reviewing information received from its clearing agent on a daily basis. Far East, which self-clears all transactions executed on The Stock Exchange of Hong Kong, monitors its customer brokerage activity on a daily basis by reviewing information received from market counterparties, settlement agents and the Central Clearing and Settlement System ("CCASS") in Hong Kong.

9.    Financial Instruments

        Substantially all of the Company's financial instruments, which include cash and cash equivalents, securities owned, securities sold not yet purchased and U.S. Government obligations, are carried at fair value. The Company does not hold financial instruments for trading purposes as part of its business operations.

10.  Securities Received in Foreign Securities Exchanges

        In June 2000, the Company received 805,000 Hong Kong shares in connection with its ownership of a seat on The Stock Exchange of Hong Kong. In July 2000, the Company received 100,000 London shares in connection with its ownership of a seat on the London Stock Exchange. As of December 31, 2000, the Company owned 177,000 Hong Kong shares and 100,000 London shares. In July 2001, the London shares split 10 for 1. As of December 31, 2001, the Company owned 99,945 London shares. All of the remaining Hong Kong shares were sold during 2001 and the remaining London shares were sold during the first quarter 2002.

        The value of the London shares, which are accounted for at fair market value, was $614,178 at December 31, 2001, and is included in securities owned in the Consolidated Statement of Financial Condition.

        Included in investment income and other is $1.9 million of realized and unrealized gains earned on these shares for the year ended December 31, 2001.

11.  Investment in Limited Partnerships

        The Company maintained an investment in an unaffiliated multi-manager, market-neutral limited partnership, which investment was liquidated during the first quarter 2002. The investment was $1.5 million at December 31, 2001 and at the time it was liquidated.

12.  Income Taxes

        The Company, excluding its foreign affiliates, files consolidated federal and combined New York State and New York City income tax returns. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

        The provision for taxes on income from continuing operations consists of the following at December 31, 2001:

Current tax expense
Federal	$3,100,334
State and local	716,650
Foreign	111,722

Total current	3,928,706

Deferred tax (benefit) expense
Federal	(2,878,423)
State and local	(811,615)

Total deferred	(3,690,038)

Total income tax expense attributable to continuing operations	$238,668

        Deferred tax assets and liabilities consist of the following at December 31, 2001:

ASSETS (LIABILITIES)
Deferred assets and liabilities
Fixed assets	$139,229
Investments	3,703,339
Other	89,550

Gross deferred assets	3,932,118
Deferred tax liabilities—investments	(91,586)
Accrued compensation	(182,436)
Other	(35,123)

Net deferred taxes receivable	$3,622,973

        The provision for taxes on income from continuing operations for the year ended December 31, 2001 differed from the amount computed by applying the statutory federal income tax rate of 34% as follows:

Computed tax provision	$287,992
State and local taxes, net of federal benefit	472,989
Differential on foreign tax rates	(378,076)
Other	(144,237)

Totals	$238,668

Effective tax rate attributable to continuing operations	28.2%

        At December 31, 2001, the Company had approximately $8.5 million of accumulated earnings of foreign subsidiaries. The Company has not recorded a tax provision for income tax that could occur upon repatriation of those earnings. It is the Company's intent to keep such earnings invested abroad until they can be repatriated in a tax efficient manner. It is not practicable to determine the amount of income taxes payable in the event all such earnings are repatriated.

13.  Investment in Convertible Notes

        In 2000, the Company made a $7.5 million strategic investment in InstiPro Group, Inc., the parent company of InstiPro, Inc., a business-to-business (B2B) on-line brokerage firm. The investment consisted of convertible notes and warrants. In addition, on January 10, 2001, the Company and Instinet Clearing Services, Inc. each invested $1.0 million in InstiPro Group, Inc. in the form of a six-month bridge loan. These bridge loans, each of which were convertible into 400,000 shares, ranked senior to the other debt of InstiPro Group, including the Company's $7.5 million in convertible notes, and pari passu with each other.

        As of March 31, 2001, InstiPro Group was unable to obtain additional capital needed to meet its operating and debt requirements. As a result, during the first quarter 2001, the Company incurred a one-time impairment write-off of $9.3 million before taxes and $5.6 million after taxes, representing the full value (including acquisition costs and accrued interest on the convertible notes) of its investment in InstiPro Group.

        On July 5, 2001, InstiPro Group, Inc., filed a petition in bankruptcy under Chapter 7 of the Bankruptcy Code. The bankruptcy trustee liquidated InstiPro Group's assets at auction and in 2002 the Company received $15,012 in net proceeds as a senior secured creditor.

14.  Short-Term Borrowings

        The Company maintains overseas overdraft facilities as follows: (1) £750,000 ($1,092,000), which bears a variable rate of interest based upon prevailing market rates in the United Kingdom and Europe; (2) HK$50,000,000 ($6,410,000), which bears a variable rate of interest based upon current market rates in Hong Kong; (3) HK$100,000,000 ($12,820,000) and £5,000,000 ($7,281,000) in intra-day overdraft facilities to facilitate the settlement of trades in Asian and European markets, each of which bears a variable rate of interest based upon current market rates; and (4) ¥500,000,000 ($3,799,000) in an overnight Libor facility used to facilitate trades in Japanese securities. In addition, the Company maintains an $5,000,000 foreign exchange line for its trading operations in Hong Kong. The amount outstanding under these facilities at December 31, 2001 was $4,080.

15.  Segment Reporting

        The FASB has issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," to assist financial statement users in assessing the performance of an enterprise and its prospects for future cash flows, and to make informed decisions about the enterprise. The Company had two reportable operating segments during the period presented: domestic brokerage and international brokerage. The Company's brokerage segments provide independent third-party and proprietary research, global securities brokerage and other services primarily to institutional clients from its domestic (United States) and international (United Kingdom and Hong Kong) brokerage operations. In attributing commission revenues to its brokerage segments, the Company primarily relies on the geographic location of the customer.

        The accounting policies related to the Company's two brokerage segments are the same as those described in Note 2 to these consolidated financial statements. The Company evaluates performance based upon operating income or loss, not including interest and investment income, as well as certain allocations of intercompany expenses. The Company does not allocate certain corporate assets (goodwill and certain fixed assets) to its reportable segments.

        As discussed in Note 1 to these consolidated financial statements, the Company sold Axe-Houghton, its asset management operations, in three separate transactions which were completed between January 31, 2002 and April 26, 2002. The operations of Axe-Houghton are reflected as discontinued operations.

        The following table illustrates significant financial data for each reportable segment for the year ended and as of December 31, 2001:

	Domestic Brokerage	International Brokerage		Total Continued Operations	Discontinued Operations
Revenues from external customers	$82,811,743	$11,186,047		$93,997,790	$7,564,575
Segment operating income (loss)	10,874,793	(743,128)		10,131,665	2,102,435
Interest and investment income	1,391,263	2,301,792	(1)	3,693,055	170,504
Interest expense	76,230	157,749		233,979	—
Depreciation and amortization	38,636	241,904		280,540	19,269
Segment assets	51,726,300	25,401,013		77,127,313	6,166,688

        Information for the Company's reportable segments as it relates to the consolidated totals for the year ended and as of December 31, 2001 is as follows:

Operating Revenues:
Domestic brokerage	$82,811,743
International brokerage	11,186,047

Total Operating Revenues	$93,997,790

Operating Income (Loss):
Domestic brokerage	$10,874,793
International brokerage	(743,128)
General corporate	(4,158,584)

Total operating income	5,973,081
Net investment loss and other	(5,126,046) (2)

Income before income taxes from continuing operations	$847,035

Assets:
Domestic brokerage	$51,726,300
International brokerage	25,401,013
Net assets of discontinued operations	4,025,403
General corporate	13,804,742
Unallocated goodwill	452,621
Unallocated fixed assets	1,397,587

Total	$96,807,666

(1)
Including $1,870,604 of realized and unrealized gains related to the ownership of the Hong Kong shares and the London shares.

(2)
Including $9,292,407 impairment write-off of the Company's investment in InstiPro Group, Inc.

        One domestic brokerage customer accounted for 11.7% of the Company's revenues for the year ended December 31, 2001.

16.  Stockholders' Equity

        The Company, which was incorporated in Delaware in August 1991, has 40,000,000 authorized shares of Common Stock with a par value of $0.01 per share and 1,000,000 authorized shares of preferred stock with a par value of $0.01 per share.

        The Board of Directors of the Company (the "Board") has the power, without further action by the stockholders, to issue 1,000,000 shares of preferred stock as a class without series, or in one or more series, and to fix the voting rights, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions applicable thereto. At December 31, 2001, no preferred stock had been issued.

        On September 21, 2001, the Board authorized the Company to repurchase up to an additional five hundred thousand (500,000) shares of the Company's Common Stock from time to time in open-market and privately negotiated transactions subject to the availability of shares for repurchase at prices that the Company considers to be attractive.

        During 2001, the Company repurchased 78,000 shares of its Common Stock at an aggregate cost of $0.8 million. As of December 31, 2001, the Company had repurchased a total of 3,357,962 shares of

Common Stock under its various stock repurchase programs. The total cost of all purchases under the repurchase programs and the purchase of 650,000 shares from the Estate of Ronald H. Hoenig in December 1995 (net of 970,829 shares issued out of treasury stock) has been $21,012,704. These shares were repurchased for use in connection with the Company's stock compensation plans.

        On January 14, 1997, the Company adopted a Stockholders' Rights Plan, under which rights were distributed as a dividend at the rate of one right for each share of Common Stock of the Company held by stockholders of record as of the close of business on January 31, 1997 and thereafter will be attached to each share of Common Stock until the rights become exercisable or expire. Each right initially entitles stockholders to purchase one one-hundredth of a share of preferred stock for $18. Upon exercise of the right, the holder will receive Common Stock having a value equal to twice the value of the $18 price of the fractional preferred share. The rights generally will be exercisable only if a person or group acquires beneficial ownership of 20% or more of the Common Stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 20% or more of the Common Stock. The Company generally will be entitled to redeem the rights prior to their expiration at $0.01 per right at any time until 10 days following a public announcement that a 20% position in the Company's common stock has been acquired. The rights expire on January 14, 2007. The Company amended its Stockholders' Rights Plan immediately prior to the execution of the agreement to sell the Company. See Note 20 to these consolidated financial statements.

17.  Employee Stock and Benefit Plans

        The Company has a compensation plan that provides for stock-based awards. The Amended and Restated 1996 Long-Term Stock Incentive Plan (the "Amended 1996 Plan") provides for the Company to award or grant to directors, officers and other key employees and consultants of the Company and its subsidiaries, U.S. stock options (which may be either incentive stock options that qualify for certain tax treatment under the Internal Revenue Code or non-qualified stock options), U.K. stock options, stock appreciation rights, restricted stock, deferred stock and stock granted as a bonus or in lieu of other awards as authorized by the Compensation and Stock Option Committee of the Board. The original 1996 Plan was adopted by the Board on November 14, 1996, and approved at the 1997 Annual Meeting of Stockholders. Upon approval of the original 1996 Plan, two earlier stock option plans were merged into the 1996 Plan, and no new awards have since been issued under those plans. At the 2000 Annual Meeting of Stockholders, the Company's stockholders approved the Amended 1996 Plan, which among other things, increased the number of shares of Common Stock reserved for issuance under the Plan by 1,000,000 shares. The total number of shares issuable under the Amended 1996 Plan when approved was 3,988,000 shares, 2,000,000 shares issuable under the Amended 1996 Plan plus (1) 1,988,000 of shares of stock that would have been issuable under the two earlier stock option plans, and (2) shares issuable under canceled and expired stock options. The Amended 1996 Plan provides for the issuance of U.S. stock options (which may be either incentive stock options that qualify for certain tax treatment under the Internal Revenue Code or non-qualified stock options) and U.K. stock options. The Amended 1996 Plan has been approved by the United Kingdom Board of Inland Revenue under the Income and Corporation Taxes Act of 1988. Each of the two earlier stock option plans initially provided for the issuance of up to 1,000,000 shares of Common Stock in connection with the grant of U.S. stock options and U.K. stock options. Stock options granted under the Company's plans generally vest over a one to three-year period and expire 5-10 years from the date of grant.

        Transactions related to U.S. incentive stock options and U.K. stock options granted under the Company's plans were as follows:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price	Number of Shares Exercisable
Outstanding at January 1, 2001	679,835	3.625 - 9.437	5.55	489,003

Granted	57,500	11.813	11.813
Canceled or expired	(10,000)		9.437
Exercised	(11,834)	3.875 - 9.437	7.41

Outstanding at December 31, 2001	715,501	$3.625 - 11.813	$5.97	577,170

        Transactions related to U.S. non-qualified stock options granted under the Company's plans were as follows:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price	Number of Shares Exercisable
Outstanding at January 1, 2001	1,740,166	0.10 - 10.688	6.36	1,084,001

Granted	7,500	11.00	11.00
Canceled or expired	(20,000)		4.25
Exercised	(7,666)	0.10 - 6.50	0.94

Outstanding at December 31, 2001	1,720,000	$3.625 - 11.00	$6.43	1,347,168

        U.S. incentive stock options and U.K. stock options outstanding at December 31, 2001 were as follows:

	Number of Shares	Weighted Average Exercise Price	Number of Shares Exercisable
Price Range $3.625 - 3.875 (Weighted average contractual life 4.59 yrs)	129,834	$3.64	129,834
Price Range $4.00 - 4.75 (Weighted average contractual life 4.34 yrs)	197,167	4.15	197,167
Price Range $6.19 - 6.50 (Weighted average contractual life 6.65 yrs)	274,000	6.46	221,500
Price Range $7.063 - 9.437 (Weighted average contractual life 8.01 yrs)	57,000	9.33	28,669
Price Range $11.813 (Weighted average contractual life 9.07 yrs)	57,500	11.813	-0-

Total	715,501	$5.97	577,170

        U.S. non-qualified stock options outstanding at December 31, 2001 were as follows:

	Number of Shares	Weighted Average Exercise Price	Number of Shares Exercisable
Price Range $3.625 - 4.75 (Weighted average contractual life 4.53 yrs)	300,000	$3.66	300,000
Price Range $5.00 - 6.00 (Weighted average contractual life 4.85 yrs)	525,000	5.05	525,000
Price Range $6.188 - 6.75 (Weighted average contractual life 6.53 yrs)	430,000	6.33	361,669
Price $9.00 - 11.00 (Weighted average contractual life 7.98 yrs)	465,000	9.86	160,499

Total	1,720,000	$6.43	1,347,168

        At December 31, 2001, U.S. incentive stock options and U.K. stock options to purchase 715,501 shares were outstanding, but due to vesting requirements, options to purchase 138,331 shares were not exercisable at December 31, 2001. At December 31, 2001, U.S. non-qualified stock options to purchase 1,720,000 shares were outstanding, but due to vesting requirements, options to purchase 372,832 shares were not exercisable at December 31, 2001.

        The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized for the fair value of stock-based awards granted under the Company's plans. Had compensation cost for stock-based awards granted under these plans been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS 123, the Company's income from continuing operations and earnings per share for the year ended December 31, 2001 would have been reduced to the pro forma amounts indicated in the following table:

Income from continuing operations—as reported	$608,367

Loss from continuing operations—pro forma	$(293,311)

Basic earnings per share from continuing operations—as reported	$0.08

Diluted earnings per share from continuing operations—as reported	$0.07

Basic loss per share from continuing operations—pro forma	$(0.04)

Diluted loss per share from continuing operations—pro forma	$(0.04)

        The fair value of each stock-based award is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 2001:

Risk free interest rate	4.32%
Dividend yield	—
Expected life of option	5 years
Expected volatility	25.20% - 47.54%

        During 1997, the Company granted 107,000 shares of deferred stock to certain employees of the Company under the 1996 Plan. The deferred stock granted vested equally over a three-year period. The

Company recorded compensation expense over the vesting period based upon the fair market value of the stock at the time of the grant. No shares of deferred stock were granted during 2001.

        During 2001, the Company issued 28,626 shares of restricted Common Stock to certain employees of the Company under the Amended 1996 Plan. The restricted stock issued vests 50% on the date of grant and 25% on each of the next two anniversaries of the grant date. The Company records compensation expense over the vesting period based upon the fair market value at the time of grant.

18.  Stock Purchase Plans

        The Company adopted the 1996 Employee Stock Purchase Plan on May 15, 1996. The plan allows eligible employees of the Company and its U.S. subsidiaries to purchase shares of Common Stock at 85% of the fair market value at specified dates. During 2001, a total of 17,000 shares were purchased at an average price of $9.36 per share.

        In November 1997, the Company adopted the 1997 Foreign Employee Stock Purchase Plan, which is a corollary to the Company's 1996 Employee Stock Purchase Plan. During 2001, a total of 2,100 shares of common stock were purchased under the 1997 Foreign Employees Stock Purchase Plan at an average price of $8.57 per share.

        The maximum number of shares of Common Stock issuable under these two stock purchase plans is 500,000. At December 31, 2001, 281,100 shares remained available for issuance under these plans.

19.  Earnings Per Share

        The following table presents the computations of basic and diluted earnings per share for the year ended December 31, 2001:

Basic
Weighted average shares outstanding	7,873,253

Net income from continuing operations	$608,367
Net income from discontinued operations	1,308,612

Net income	$1,916,979

Basic earnings per share
Continuing operations	$0.08
Discontinued operations	0.16

Net income per share basic	$0.24

Diluted
Weighted average shares outstanding	7,873,253
Effect of dilutive instruments
Employee stock awards	1,021,731

Total weighted average dilutive shares	8,894,984

Diluted earnings per share
Continuing operations	$0.07
Discontinued operations	0.15

Net income per share diluted	$0.22

A total of 65,000 stock options were anti-dilutive and were not included in the calculation above.

20.  Sale of Hoenig Group

        On February 28, 2002, the Company announced that it had signed a merger agreement providing for Investment Technology Group, Inc. ("ITG") to acquire Hoenig Group Inc. for approximately $115.0 million, or $12.55 per share, subject to, among other things, obtaining stockholder approval and the approval of regulatory authorities and satisfaction of customary closing conditions.

        On May 9, 2002, the Company announced that a former employee of Limited had engaged in unauthorized equity securities trading while employed by Limited, in violation of Limited's policies and procedures. The Company advised ITG that Limited incurred a loss of approximately $7.1 million from the unauthorized trading.

        On July 2, 2002, the Company announced that the terms of the proposed acquisition had been revised to adjust the cash consideration to approximately $105.0 million.

        On September 3, 2002, ITG completed the acquisition of the Company. Under the revised terms of the agreement dated July 2, 2002, the Company's stockholders received approximately $105.0 million, or $11.58 per share, of which approximately $2.4 million, or $0.23 per share, have been placed into an escrow account. Such escrow requirement relates to the pursuit, on behalf of Hoenig Group Inc. shareholders, of certain insurance and other claims in connection with the loss announced by the Company on May 9, 2002.

QuickLinks

  Exhibit 99.1
HOENIG GROUP INC. CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) TABLE OF CONTENTS
INDEPENDENT AUDITORS' REPORT
HOENIG GROUP INC. CONSOLIDATED STATEMENT OF FINANCIAL CONDITION DECEMBER 31, 2001
HOENIG GROUP INC. CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2001
HOENIG GROUP INC. CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2001
HOENIG GROUP INC. CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 2001
HOENIG GROUP INC. CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2001
HOENIG GROUP INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 2001